UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2023

C5 Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41205	86-3097106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Pennsylvania Ave NW, Ste #460

Washington, DC 20006 DC

(Address of principal executive offices, including zip code)

(202) 452-9133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable public warrant	CXAC.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	CXAC	New York Stock Exchange
Public warrants, each whole public warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CXAC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On October 10, 2023, C5 Acquisition Corporation (“CAXC” or the “Company”) terminated its previously disclosed letter of intent with respect to a business combination, terminated the completion window in which it will consummate a business combination and has notified Continental Stock Transfer and Trust company that it is liquidating its Trust Account effective as of the close of business on October 10, 2023 and will proceed with the redemption of all of its public shares.

The balance of the trust account as of September 30, 2023 was approximately $100.7 million, which includes approximately $9.95 million in interest income (excess of cash over approximately $90.75 million, the funds deposited into the Trust Account after accounting for the approximately $203.2 million removed from the Trust Account to redeem the 19,455,692 public shares previously redeemed in connection with the extension of the Company’s business combination completion window) and excludes an aggregate of $235,000 of extension contributions due on September 11 that remains in arrears as of the date hereof. The Company is considering its recourse against the Sponsor to fund such amount, but there can be no assurance that such amount will be collected. In accordance with the terms of the related trust agreement, the Company expects to retain, from the interest and dividend income from the trust account, any taxes paid or payable and up to $100,000 to pay dissolution expenses. Accordingly, there is expected to be a total of approximately $99.4 million available for redemption of the 9,294,308 public shares outstanding, which results in a redemption price of approximately $10.70 per share (the “Redemption Amount”).

The last day that the Company’s securities will trade on the New York Stock Exchange (the “NYSE”) is expected to be October 23, 2023. As of October 24, 2023, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the public shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company’s sponsor has waived its redemption rights with respect to the outstanding founder shares and private placement warrants. In connection with the liquidation of the Trust Account, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that the NYSE will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 31, 2023, in the Company’s subsequent Quarterly Reports on Form 10-Q and in other reports the Company files with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

C5 ACQUISITION CORPORATION

Dated: October 10, 2023	By:	/s/ David Glickman
		Name:	David Glickman
		Title:	Chief Financial Officer